UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As further discussed below in Item 5.07, on May 26, 2021, at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Surgery Partners, Inc. (the “Company”), the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020 (the “Omnibus Incentive Plan”). As disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 15, 2021, the Amendment (i) increased by 3,500,000 the maximum number of authorized shares of the Company’s common stock reserved for issuance under the Omnibus Incentive Plan and (ii) provided for the sale of shares on the market to cover required tax-withholdings under awards.
Item 5.07 Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting on May 26, 2021. As of the close of business on April 8, 2021, the record date for the Annual Meeting (the “Record Date”), 59,890,985 shares of the Company’s common stock were outstanding and entitled to vote. In addition, as of the Record Date, there were 310,000 shares of the Company's 10.00% Series A Convertible Perpetual Participating Preferred Stock (the “preferred stock”) issued and outstanding, entitling the holders of preferred stock the right to cast 22,371,576 votes on an as-converted basis. At the Annual Meeting, shares of the Company’s common stock and preferred stock voted together as a single class on the matters described below.
The matters voted on at the Annual Meeting and the final results of such voting were as follows:
Proposal 1: Election of Class III director nominees. The stockholders elected each of the director nominees to serve as a Class III director until the Company’s 2024 annual meeting of stockholders and until each such successor has been elected and qualified. Each of the nominees, with the exception of Blair E. Hendrix, was a current Class III director of the Company who was re-elected. The results of the vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Clifford G. Adlerz	67,880,603	9,437,846	1,713,555
J. Eric Evans	69,344,314	7,974,135	1,713,555
Blair E. Hendrix	66,493,683	10,824,766	1,713,555
Andrew T. Kaplan	65,829,679	11,488,770	1,713,555
Proposal 2: Advisory vote on executive compensation (“Say-on-Pay”). The stockholders approved on a non-binding, advisory basis the compensation paid by the Company to its named executive officers, as disclosed in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 15, 2021. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,699,550	591,435	27,464	1,713,555
Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for fiscal 2021. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
78,984,674	40,681	6,649
Proposal 4: Approval of the Amendment to the Omnibus Incentive Plan. The stockholders approved the Amendment to the Omnibus Incentive Plan. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,084,364	13,563,113	670,972	1,713,555

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ Jennifer B. Baldock Jennifer B. Baldock Executive Vice President and Chief Administrative Officer

Date: May 28, 2021